Exhibit 99.1

7 Village Circle, Suite 100 Westlake, Texas 76262	Press Release
Investor Relations/Media Contact: Faith Pomeroy-Ward: 817-837-1208

MiddleBrook Pharmaceuticals Reports First Quarter 2009 Results
Highlights:
•	MiddleBrook launched MOXATAG® (extended-release amoxicillin) Tablets, 775 mg, the first and only FDA-approved once-daily amoxicillin, to healthcare professionals nationwide in March 2009.
•	Total first quarter 2009 revenues were $9.0 million, of which $7.5 million were for MOXATAG.
•	Approximately 3,500 MOXATAG prescriptions have been filled as of Friday, April 24, 2009 according to IMS Health National Prescription Audit™ weekly data.
WESTLAKE, Texas (May 07, 2009) — MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) today announced financial and operational results for the quarter ended March 31, 2009.
“Launching MOXATAG to healthcare professionals nationwide in March was a major milestone for MiddleBrook,” said John Thievon, MiddleBrook president & CEO. “MOXATAG is our first proprietary PULSYS® product, and MOXATAG is the first and only FDA-approved once-daily amoxicillin. There is no AB-rated generic equivalent to MOXATAG.”
“The most important thing about our first few weeks of prescription data is that we’re seeing week-over-week growth,” Thievon continued. “These initial results are encouraging, and they correspond with the positive feedback we are receiving from healthcare providers and pharmacists in the field. We remain confident in our ability to successfully commercialize our ground-breaking product, MOXATAG. Our field sales force, marketing, trade and managed care teams are all working to build upon the momentum we have created so far by increasing awareness of MOXATAG’s valuable benefits, which include convenience, compliance and a lower overall dose compared to conventional aminopenicillin therapies for strep throat.”
First Quarter 2009 Financial Results:
MiddleBrook reported first quarter 2009 revenue of $9.0 million, compared to revenue of $2.4 million in the first quarter of 2008. The Company began selling MOXATAG to wholesalers and retailers in January 2009 in preparation for its launch to healthcare professionals in March 2009. Accordingly, $7.5 million of MiddleBrook’s first quarter 2009 revenue represents initial stocking orders for MOXATAG. KEFLEX immediate-release (cephalexin, USP) capsules revenue was $1.5 million in the first quarter of 2009, compared to $2.4 million in the prior year quarter. The quarter-over-quarter decrease is primarily driven by the reductions in the size of the contract field sales force in 2007 and 2008.

The Company reported cost of goods sold in the amount of $0.8 million, compared to $0.6 million in the prior year period. The increase in the 2009 first quarter cost of goods sold is due primarily to ex-factory sales of MOXATAG in preparation for its launch in March 2009, partially offset by obsolete immediate-release KEFLEX inventory provisions expensed during the first quarter of 2008.
Research and development (R&D) expense in the first quarter was $1.9 million, compared to first quarter 2008 R&D expense of $3.7 million. The decrease in the 2009 first quarter R&D expense is the result of a combination of lower R&D headcount, reduced development project activities, and reduced facility-related expenses after unused laboratory equipment was sold and leasehold improvements were written off during 2008.
Selling, general and administrative (SG&A) expense was $16.5 million in the first quarter of 2009, compared to $4.8 million in the prior-year period. The $11.7 million increase in first quarter 2009 SG&A expense versus the 2008 first quarter primarily relates to increased headcount, including the hiring and training of the Company’s 271-person field sales force and related expenses such as salaries, benefits and stock compensation. Increased marketing expense related to the launch of MOXATAG also contributed to increased SG&A expense for the first quarter of 2009.
Net loss for the Company was $(10.0) million for the 2009 first quarter, compared to a net loss attributable to MiddleBrook of $(13.8) million in the first quarter of 2008. Net loss per share during the first quarter of 2009 was $(0.12), compared to a net loss per share of $(0.26) in the prior-year quarter. The number of shares used in the per share calculation was 86.4 million for the current quarter, compared to 53.3 million in the prior-year quarter. The 2009 first quarter share number includes the 30.3 million shares related to the $100 million equity financing transaction completed in September 2008.
As of March 31, 2009, MiddleBrook’s cash, cash equivalents, and marketable securities totaled $55.4 million, compared to $74.7 million at the end of fourth quarter 2008. The decrease in cash and marketable securities is primarily due to funding operations during the first quarter of 2009.
The Company’s accounts receivable balance increased from $420,000 at December 31, 2008, to $9.5 million at March 31, 2009, due to the extended terms offered on initial MOXATAG orders. The Company anticipates collection on these initial orders to occur in the second quarter of 2009.
Outlook:
As previously disclosed, MiddleBrook expects combined net sales for MOXATAG and KEFLEX to be in excess of $40.0 million for 2009, assuming the successful commercial launch of MOXATAG and no generic competition for KEFLEX 750 mg. MiddleBrook currently anticipates second quarter 2009 net revenues for all products to be under $2.0 million, due to appropriate inventory levels of MOXATAG in the channel. With respect to actual prescriptions, the Company anticipates continuing modest prescription volume gains, followed by an acceleration of prescriptions for MOXATAG. MiddleBrook expects more than half of the 2009 prescription volume for MOXATAG to be generated in the fourth quarter of 2009, due to a combination of increased product awareness and seasonality.

MiddleBrook plans to advance its KEFLEX line extension program utilizing its proprietary PULSYS technology, contingent upon the success of the MOXATAG launch and FDA agreement with our clinical protocol, to a stage where Phase III clinical enrollment would begin in 2010.
First Quarter 2009 Conference Call and Webcast
As previously announced, MiddleBrook Pharmaceuticals is releasing its financial and operational results for the first quarter of 2009 today, Thursday, May 7, 2009, before the market opens, and at 9:00 a.m. (ET) today, MiddleBrook management will conduct a conference call to review results for the first quarter.
To listen live to the call, dial 1-800-813-8504 or 1-660-422-4526. A replay of the call will be available starting at approximately 11 a.m. on May 7 through 5 p.m. on May 14, 2009. To listen to the replay, dial 1-800-642-1687 or 1-706-645-9291 and enter the conference ID # 94048404.
A live audio webcast of the conference call also will be available by going to the Investor Relations section of MiddleBrook’s web site, www.middlebrookpharma.com. A replay of the webcast will be available starting at approximately 11 a.m. on May 7 through 5 p.m. on June 5, 2009.
About MiddleBrook Pharmaceuticals:
MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) is a pharmaceutical company focused on developing and commercializing anti-infective products that fulfill unmet medical needs. We have developed a proprietary delivery technology called PULSYS, which enables the pulsatile delivery, or delivery in rapid bursts, of certain drugs. We are currently developing a portfolio of anti-infective PULSYS products. Our near-term corporate strategy is to improve dosing regimens and/or reduce frequency of dosing which we believe will result in improved patient dosing convenience and compliance for antibiotics that have been used and trusted by physicians and patients for decades. MiddleBrook currently markets KEFLEX, the immediate-release brand of cephalexin, and MOXATAG — the first and only FDA-approved once-daily amoxicillin. For more information about MiddleBrook, please visit www.middlebrookpharma.com.
About MOXATAG:
MOXATAG (amoxicillin extended-release) Tablets, 775mg, is a once-a-day extended-release formulation of amoxicillin for oral administration consisting of three components: one immediate-release component and two delayed-release components. The three components of MOXATAG are combined in a specific ratio to prolong the release of amoxicillin compared to immediate-release amoxicillin. MOXATAG is intended to provide a lower treatment dose, once-daily alternative to currently approved penicillin and amoxicillin regimens for the treatment of adults and pediatric patients 12 years and older with tonsillitis and/or pharyngitis. For more information about MOXATAG, please visit www.moxatag.com.
About KEFLEX:
KEFLEX (cephalexin, USP) Capsules, is MiddleBrook’s immediate-release first-generation cephalosporin antibiotic. KEFLEX has been shown to be active against strains of both gram- positive and gram- negative aerobes in vitro and in clinical infections. KEFLEX is indicated for treatment of the following infections: respiratory tract infections, otitis media, skin and skin structure infections, bone infections, and genitourinary tract infections. More information on KEFLEX and prescribing information are available at www.keflex.com.
FORWARD-LOOKING STATEMENTS
Some of the statements contained in this press release contain forward-looking statements, within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, that reflect our current plans, beliefs, estimates and views with respect to, among other things, future events and financial performance. In some cases, forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “potential,” “estimate,” “will,” “may,” “predict,” “should,” “could,” “would” and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You should not regard the inclusion of this forward-looking information as a representation by us or any other person that we will achieve the future plans, estimates or expectations contained in this press release. You should specifically consider the factors identified in this press release that could cause actual results to differ. In addition, there are or will be important factors that could cause our actual results to differ materially from those in the forward-looking statements. We believe these factors include, but are not limited to, those identified in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in similar disclosures made by us from time to time in our other filings with the SEC. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. Management cannot predict these new risks or uncertainties, nor can it assess the impact, if any, that any such risks or uncertainties may have on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those projected in any forward-looking statement. Accordingly, the risks and uncertainties to which we are subject can be expected to change over time, and we undertake no obligation to update publicly or review the risks or uncertainties described in this press release. We also undertake no obligation to update publicly or review any of the forward-looking statements made in this press release, whether as a result of new information, future developments or otherwise. If one or more of the risks or uncertainties referred to in this press release materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we have projected. We qualify all of our forward-looking statements by these cautionary statements. KEFLEX, KEFLEX 250 MG, KEFLEX 500MG, KEFLEX 750 MG, MiddleBrook, MiddleBrook Pharmaceuticals (stylized), MiddleBrook Pharmaceuticals, Inc., M1 (stylized), MOX-10, MOXAKIT, MOXATAG1 (stylized), MOXATAG, MOXATEN, MOXPAK, MOX-PAK and PULSYS are our trademarks and have been registered in the U.S. Patent and Trademark Office or are the subject of pending U.S. trademarks applications. Each of the other trademarks, tradenames, or service marks appearing in this document belongs to the respective holder, as used herein, except as otherwise indicated by the context. References to “we,” ''us,” “our,” ''MiddleBrook,” or the “Company,” refer to MiddleBrook Pharmaceuticals, Inc., and its subsidiaries.
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Source: MiddleBrook Pharmaceuticals, Inc.
Investor Relations/Media Contact: Faith Pomeroy-Ward 817-837-1208

MIDDLEBROOK PHARMACEUTICALS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per-share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Product sales	$8,968	$2,394

Costs and expenses:
Cost of product sales	757	621
Research and development	1,858	3,728
Selling, general and administrative	16,471	4,754

Total costs and expenses	19,086	9,103

Loss from operations	(10,118)	(6,709)

Interest income	256	125
Interest expense	(11)	—
Warrant expense	—	(7,440)
Other expense	—	(19)

Loss before income taxes	(9,873)	(14,043)
Income taxes	132	—

Net loss	(10,005)	(14,043)

Net loss attributable to noncontrolling interest	—	243

Net loss attributable to MiddleBrook Pharmaceuticals, Inc.	$(10,005)	$(13,800)

Basic and diluted net loss per share attributable to MiddleBrook Pharmaceuticals, Inc. stockholders	$(0.12)	$(0.26)
Shares used in calculation of basic and diluted net loss per share	86,435	53,295

MIDDLEBROOK PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per-share amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,967	$30,520
Marketable securities	23,462	44,242
Accounts receivable, net	9,501	426
Inventories, net	2,360	335
Prepaid expenses and other current assets	3,074	2,638

Total current assets	70,364	78,161

Property and equipment, net	8,624	4,192
Restricted cash	872	872
Deposits and other assets	570	523
Intangible assets, net	11,199	11,445

Total assets	$91,629	$95,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,471	$2,993
Accrued expenses and other current liabilities	9,828	6,141

Total current liabilities	12,299	9,134

Deferred contract revenue	11,625	11,625
Deferred rent and credit on lease concession	172	174
Other long-term liabilities	4,981	2,329

Total liabilities	29,077	23,262

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 25,000 shares authorized, no shares issued or outstanding at March 31, 2009 and December 31, 2008	—	—
Common stock, $0.01 par value; 225,000 shares authorized, 86,440 and 86,433 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	864	864
Capital in excess of par value	308,541	307,705
Accumulated deficit	(246,920)	(236,914)
Accumulated other comprehensive income	67	276

Total stockholders’ equity	62,552	71,931

Total liabilities and stockholders’ equity	$91,629	$95,193

MIDDLEBROOK PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per-share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net loss	$(10,005)	$(14,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	729	940
Warrant expense	—	7,440
Stock-based compensation	829	538
Deferred rent and credit on lease concession	(1)	(27)
Amortization of discounts on marketable securities	(57)	—
Loss on disposal of fixed assets and existing facility	—	19
Noncash tax expense	132	—
Changes in:
Accounts receivable	(9,075)	(77)
Inventories	(2,025)	315
Prepaid expenses and other current assets	(561)	349
Deposits and other assets	(46)	43
Accounts payable	(522)	461
Accrued expenses and other liabilities	1,688	(923)

Net cash used in operating activities	(18,914)	(4,965)

Cash flows from investing activities:
Purchases of marketable securities	(188)	—
Sales and maturities of marketable securities	20,817	—
Purchases of property and equipment	(29)	—
Proceeds from sale of fixed assets	—	330

Net cash provided by investing activities	20,600	330

Cash flows from financing activities:
Principal payments on capital lease obligations	(247)	—
Proceeds from private placement of common stock, net of issue costs	—	19,915
Proceeds from exercise of common stock options	7	561
Proceeds from exercise of common stock warrants	—	164

Net cash (used in) provided by financing activities	(240)	20,640

Net decrease in cash and cash equivalents	1,447	16,005
Cash and cash equivalents, beginning of period	30,520	1,952

Cash and cash equivalents, end of period	$31,967	$17,957